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EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated August 8, 2002 relating to the financial statements and financial statement schedules, which appears in Overland Storage, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Diego, California
June 24, 2003

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  EXHIBIT 23.2
CONSENT OF PRICEWATERHOUSECOOPERS LLP